UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 09, 2014

FUTUREWORLD ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	000-1273988	81-0562883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

FutureWorld Energy, Inc. 3637 4th Street North, 330 Saint Petersburg, Florida		33704
(Address of principal executive offices)		(Zip Code)

(239) 324-0000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01. Other Events

On April 05, 2014, the Company entered into those certain advisory board agreements (collectively, the "Advisory Board Agreements") with two members of the advisory board reflected below (collectively, the "Advisory Board Members"). In accordance with the terms and provisions of the Advisory Board Agreements: (i) the Company shall retain each Advisory Board Member for a period commencing upon execution of the Advisory Board Agreement and continuing until notice of termination provided by either party; and (ii) the Advisory Board Member shall provide services to the Company including, but not limited, to: (a) participation in monthly advisory calls and annual meeting, and (b) guidance on Industrial Hemp, Medical Marijuana, Pharmaceuticals & Nutraceuticals strategy directions. In further accordance with the terms and provisions of the Advisory Board Agreements, the Company shall grant to each Advisory Board Member 150,000 stock options to purchase 150,000 shares of the Company's common stock at an exercise price of $0.03 per share, which stock options shall vest as follows: (i) 150,000 stock options exercisable on the 12th month anniversary of the acceptance.

Advisory Board Members

Mr. Robert Carr for the past forty years has enjoyed tremendous success in law and pharmacy. He has a Bachelor’s Degree from Michigan State University, a Master’s Degree from Nova University and a Doctorate of Law from Cooley Law School. A former police officer, private investigator, college professor, board certified civil trial attorney. Through his work as a business attorney and entrepreneur he has been a shareholder in wide range of business startups. Rob designed and built the original concept specialty compounding pharmacy, United Prescriptions Services in 2002. He created the concept of tele-medicine for chronic pain management and then expanded the program nationwide. Three years later United, specializing in the custom compounding of hydro condone pain capsules for these doctors specializing in pain management United had 5% of the national manufacturing and sales of these medications. Mr. Carr will be an instrumental figure for the development of Pharmaceuticals & Nutraceuticals sector of the Company.

Mr. Tommy L. Thompson is an innovative and accomplished Information Security professional seasoned with 15 years of active experience managing complex security dilemmas facing many global industry leading companies and their clients. He is highly experienced in leading business integration and divestiture initiatives while ensuring the achievement of all regulatory compliance and risk assurance objectives. He is an information Security expert with diverse technical prowess, leadership skills and experience that allow for the rapid adaption into new environments and emerging technologies. Mr. Thompson identified significant vulnerabilities in the architecture of DuPont’s Process Control Networks (PCN) that regulate safe chemical processing conditions for the creation of DuPont products. This issue resulted in the rapid isolation of critical DuPont PCN’s mitigating health and safety concerns due to the ability to bypass physical safety controls. He architected the security architecture framework which defined the new data-center and consolidation requirements necessary for FDC’s global 3 year, $120 million, 23 data-center consolidation initiatives that started in 2007. He also architected PCI, FFIEC, & SOX compliant data-center infrastructure which was designed to support the 5 years growth of the current 33.2 billion annual transaction generating business applications. Mr. Thompson will be a valuable asset in our security and tracking applications for the industry.

http://www.hemptechcorp.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FutureWorld Energy, Inc.

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated:  April 09 2014